UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 9, 2011

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective May 9, 2011, the Board of Directors of Hawaiian Electric Industries, Inc. (HEI) amended HEI’s Amended and Restated Bylaws and directed that the bylaws, as so amended, be amended and restated.

The amendments modified Article III, Sections 6, 8 and 10 to clarify, respectively, that (i) two days’ notice must be provided to directors prior to a special meeting of the Board; (ii) a temporary vacancy on the Board caused by a director’s illness may be filled by the Board only until such director’s illness has ended and (iii) Sections 3 through 7 of Article III, which govern meetings, notice and waiver of notice of meetings, and quorum and voting requirements of the Board apply to its committees as well.

The amendments also modified Article V and added new Articles VI and VII, which included provisions replacing old Articles XI (relating to subordinate officers) and XV (relating to removals of officers and vacancies), and renumbered and made minor clarifying modifications to what are now numbered Articles X through XII.  These amendments in substance clarify that (i) the Board continues to have the authority to appoint and fix the compensation of the president and any executive vice presidents and senior vice presidents; (ii) in the event of a vacancy in any executive vice president or senior vice president position, the president, subject to ratification by the Board, may fill such vacancies and determine compensation for such positions; (iii) the Board shall fix the compensation of any officer whose compensation is required to be approved by the Board in accordance with applicable law, rule or regulation, except that in the event of a vacancy in such a position, the president may do so subject to ratification by the Board; (iv) the Board or the president has the authority to appoint and fix the compensation of any other vice presidents, the treasurer, controller and secretary and (v) the Board or the president may appoint and fix compensation for or delegate the power to appoint and fix compensation for subordinate officers.

The preceding summary of the amendments to HEI’s bylaws is qualified in its entirety by reference to HEI’s Amended and Restated Bylaws as last amended May 9, 2011, which are attached hereto as HEI Exhibit 3(ii) and are incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

HEI:    The Annual Meeting of Shareholders (Annual Meeting) of HEI was held on May 10, 2011.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934.  As of March 2, 2011, the record date for the Annual Meeting, there were 94,915,883 shares of HEI Common Stock issued and outstanding and entitled to vote.  There was no solicitation in opposition to the Class III nominees to the Board of Directors with terms ending at the 2014 Annual Meeting of Shareholders as listed in the proxy statement for the Annual Meeting, and all such nominees were elected to the Board of Directors.  Shareholders also approved the HEI 2011 Nonemployee Director Stock Plan and ratified the appointment of PricewaterhouseCoopers LLP as HEI’s independent registered public accounting firm for 2011.  In addition, shareholders approved, on an advisory basis, the proposal to hold shareholder advisory votes on executive compensation every year and a resolution approving HEI’s executive compensation.

The final record of the voting of shares at the Annual Meeting is as follows:

	Shares of Common Stock
	For	Withheld	Against	Abstain	Broker Nonvotes
Election of Class III Directors
Peggy Y. Fowler	64,353,200	2,592,430	N/A	N/A	19,029,144
Keith P. Russell	64,434,805	2,510,825	N/A	N/A	19,029,144
Barry K. Taniguchi	62,967,671	3,977,959	N/A	N/A	19,029,144

Approval of HEI 2011 Nonemployee Director Stock Plan	58,906,105	N/A	5,895,807	2,143,707	19,029,155

Ratification of appointment of PricewaterhouseCoopers LLP as HEI’s independent registered public accounting firm for 2011	83,040,962	N/A	1,676,660	1,257,152	—

Advisory vote on resolution approving HEI’s executive compensation	58,263,094	N/A	5,487,071	3,195,456	19,029,153

	Shares of Common Stock
	1 Year	2 Years	3 Years	Abstain	Broker Nonvotes

Advisory vote on the frequency of future advisory votes on HEI’s executive compensation	54,614,003	2,017,545	7,761,724	2,552,338	19,029,164

HEI has decided to include an advisory vote on HEI’s executive compensation in its proxy materials every year.  This decision is consistent with the proposal included in its proxy statement for the Annual Meeting of Shareholders and with the vote of HEI’s shareholders.

Class I Directors—Constance H. Lau, A. Maurice Myers and James K. Scott—continue in office with terms ending at the 2012 Annual Meeting of Shareholders.  Class II Directors—Thomas B. Fargo, Kelvin H. Taketa and Jeffrey N. Watanabe—continue in office with terms ending at the 2013 Annual Meeting of Shareholders.

HECO:  On May 10, 2011, HEI, the sole common shareholder of Hawaiian Electric Company, Inc. (HECO), by written consent in lieu of an annual meeting of shareholders (1) fixed the number of HECO directors at nine, (2) elected Don E. Carroll, Thomas B. Fargo, Peggy Y. Fowler, Timothy E. Johns, Bert A. Kobayashi, Jr., Constance H. Lau, Alan M. Oshima, Richard M. Rosenblum and Kelvin H. Taketa to serve as directors until the next annual meeting of HECO shareholders, or until their successors are duly elected and qualified and (3) ratified the appointment of PricewaterhouseCoopers LLP as HECO’s independent registered accounting firm for 2011.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits

HEI Exhibit 3(ii)     Amended and Restated Bylaws of Hawaiian Electric Industries, Inc. as of May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: May 11, 2011	Date: May 11, 2011